                          AGREEMENT AND PLAN OF MERGER

      In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, DKY, Inc., a New Mexico business corporation (Merging Corporation) and Tamarack Storage Devices, Inc., a Texas business corporation (Surviving Corporation) and Manhattan Scientifics, Inc. ("MSI") a Delaware business corporation owning one hundred percent (100%) of the outstanding shares of the Surviving Corporation, hereby stipulate and agree as follows ("this Agreement"):

SECTION 1. MERGER

      On the Effective Date, the Merging Corporation shall be merged with and into the Surviving Corporation. The separate existence of the Merging Corporation shall cease, and both the Merging and Surviving Corporation shall be a single corporation which shall be the Surviving Corporation. The title to all real estate and other property owned by the Merging Corporation and the Surviving Corporation shall be vested in the Surviving Corporation without reversion or impairment, and without further act or deed. The Surviving Corporation shall assume all liabilities and obligations of the Merging Corporation and the Surviving Corporation as of the Effective Date. Any proceeding pending against the Merging Corporation or the Surviving Corporation may be continued as if the merger did not occur, or the Surviving Corporation may be substituted in the proceeding for the Merging Corporation.

SECTION 2. SHAREHOLDER APPROVAL

      Forthwith upon the full execution of this agreement, the Merging Corporation and the Surviving Corporation shall each submit this agreement to its shareholders for approval in accordance with Business Corporation Act of the states of New Mexico (Merging Corporation) and Texas (Surviving Corporation).

SECTION 3. EFFECTIVE DATE AND CLOSING

      3.1 Effective Date. The merger of the Merging Corporation and the Surviving Corporation shall be effective (Effective Date) upon the filing of the Articles of Merger in accordance with the Business Corporation Act of the states of Texas and New Mexico.

      3.2 Closing. Subject to the satisfaction of the conditions set forth in Sections 10 and 11 of this agreement, the closing of this merger shall take place at such place or at such time as may be agreed upon by the Surviving Corporation and the Merging Corporation. At the time of the closing:

      3.2.1 Filing of Articles of Merger. The Surviving Corporation and the Merging Corporation shall cause the Articles of Merger to be filed.

      3.2.2 Certificates. The Merging Corporation and the Surviving Corporation shall each deliver to the other certified copies of the resolutions of the Board of Directors and Shareholders of the delivering corporation approving the merger.

      3.3 Further Assurances. From time to time after the closing, the parties shall execute and deliver such other documents and take such other actions as may reasonably be required to accomplish the merger.

SECTION 4. SHARES OF STOCK, RESTRICTIONS ON RESALE

      4.1 Exchange of Shares. On the Effective Date the Surviving Corporation shall issue to the shareholders of the Merging Corporation stock certificates representing 72,000 shares of the fully paid and nonassessable common stock (the "Common Stock") of MSI for each one share of the Merging Corporation held by the shareholders.

      4.2 Cancellation of Shares. On the Effective Date, each share of stock of the Merging Corporation that is then issued and outstanding shall, by virtue of the merger and without any action on the part of the Merging Corporation or the Surviving Corporation, be immediately canceled.

      4.3 Continuation of Shares. Each share of stock of the Surviving Corporation that is issued and outstanding as of the Effective Date shall continue to be an issued and outstanding share of the Surviving Corporation notwithstanding the merger.

      4.4 Right of First Refusal; Matching Right. (i) In the event that any shareholder of the Merging Corporation (the "Offeree Shareholder") desires to transfer, sell or otherwise dispose of, or offer to do any of same, in a private transaction, all of the shares of Common Stock now or hereafter beneficially owned by such Offeree Shareholder, the Offeree Shareholder, before making such offer or effecting such transfer, sale or disposition, the Offeree Shareholder shall first give written notice (the "Seller's Notice") to the Surviving Corporation. The Seller's Notice shall state the Offeree Shareholder's desire to make such offer, transfer, sale or disposition of the number of shares of Common Stock proposed to be offered or transferred (the "Offered Shares"), and the proposed per share consideration therefor (the "ROFR Price") and any other material terms and conditions with respect to the proposed transfer, sale or disposition of the Offered Shares.

      Upon receipt of the Seller's Notice, the Surviving Corporation shall have the irrevocable and exclusive option (the "ROFR Option") for thirty (30) days to purchase all of the Offered Shares subject to the Matching Notice at the price and upon the terms set forth therein. The ROFR Option shall be at the ROFR Price and upon such other material terms and conditions as set forth in the Seller's Notice; it being expressly understood and agreed that the Surviving Corporation may, at its discretion, agree to purchase any or all of the Offered Shares in order to effect the ROFR Option.

      In the event that the Surviving Corporation does not elect to purchase all of the Offered Shares specified in the Seller's Notice, the Offeree Shareholder may, within thirty (30) days following the expiration of the ROFR Option, transfer, sell or dispose to a third party those Offered Shares not purchased by the Surviving Corporation on terms and conditions to be negotiated by the Offeree Shareholder and a third party (the "Third Party Offer"); provided, however, that the Offeree Shareholder, before effecting such transfer, sale or other disposition, shall first give written notice (the "Matching Notice") to the Surviving Corporation which Matching Notice shall state the Offeree Shareholder's desire to make such sale, transfer, or disposition of the number of shares of Common Stock proposed to be transferred, sold or disposed of pursuant to the Third Party Offer and any other material terms and conditions with respect to the Third Party Offer.

      Upon receipt of the Matching Notice, the Surviving Corporation shall have the irrevocable and exclusive right for thirty (30) days (the "Matching Right") to purchase all of Offered Shares subject to the Matching Notice; it being expressly understood and agreed that the Surviving Corporation may, at its sole discretion, agree to purchase any or all of the Offered Shares subject to the Matching Notice.

      In the event that the Surviving Corporation does not elect to purchase all of the Offered Shares subject to the Matching Notice, the Offeree Shareholder may, following the expiration of the Surviving Corporation's Matching Right, sell within five (5) business days therefrom the Offer Shares to a third party upon the terms of the Third Party Offer. All shares of Common Stock sold by the Offeree Shareholder to a third party hereunder shall be expressly subject to such third party's agreement to be bound to all of the provisions of this Agreement.

      Notwithstanding any other term or condition in this Section 4.4, nothing in this Section 4.4 shall act to inhibit nor apply to any transfer, assignment, sale, bequest, devise, gift or testamentary disposition of Common Stock by any shareholder of the Merging Corporation to their respective heirs, descendants, children (natural issue or otherwise) or to trusts or other mechanisms set up for the benefit of such persons or such persons' heirs or beneficiaries.

      4.5 The shareholders of the Merging Corporation shall have the unfettered right to sell the shares of Common Stock received hereunder into the public marketplace subject only to (i) any restriction imposed upon such shareholders by any underwriter or other financing source relative to the Surviving Corporation, and (ii) federal and state securities laws.

SECTION 5. CORPORATE INCIDENTS

      5.1 Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation following this merger.

      5.2 Bylaws. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation following this merger.

      5.3 Board of Directors and Officers. The Board of Directors of the Surviving Corporation following this merger shall consist of the persons who are members of the Board of Directors of the Surviving Corporation immediately prior to the Effective Date, and they shall hold office until their successors have been elected and qualified. The officers of the Surviving Corporation following this merger shall be the persons who are the officers of the Surviving Corporation immediately prior to the Effective Date, and they shall hold office at the pleasure of the Board of Directors of the Surviving Corporation.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF
                               MERGING CORPORATION

      6.1 Organization. The Merging Corporation is a corporation duly organized and existing in good standing under the laws of the state of New Mexico and has the corporate power to own its properties and to carry on its business as now conducted, and is qualified to do business in no other jurisdiction. No proceeding is pending or threatened involving the Merging Corporation in which it is alleged that the nature of its business makes qualification necessary in any additional jurisdiction.

      6.2 Capitalization. The issued and outstanding stock of the Merging Corporation consists solely of one hundred (100) shares of common stock without par value. All of the issued and outstanding shares of the Merging Corporation are validly issued and outstanding, fully paid and nonassessable. There are no existing options, warrants, calls, preemptive rights (except certain statutory rights not affecting the transactions hereunder), or commitments of any kind relating to the Merging Corporation's authorized and unissued capital stock.

      6.3 Subsidiaries. The Merging Corporation has no subsidiaries.

      6.4 Valid and Binding Agreement. The execution and delivery of this agreement has been approved by the Board of Directors of the Merging Corporation, and this agreement constitutes a valid and binding obligation of the Merging Corporation in accordance with its terms. The execution and delivery of this agreement and the consummation thereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Merging Corporation, or any material agreement or instrument to which the Merging Corporation is a party or by which it is bound.

      6.5 Newly Formed Company. The Merging Company has been formed solely for the purpose of entering into each of that certain Exclusive Patent Licensing Agreement between the Merging Corporation and Robert G. Hockaday dated January 11, 1998 (the "License Agreement") and this Agreement. Other than the License Agreement and this Agreement, the Merging Corporation (i) has not engaged in any operations whatsoever, (ii) has not entered into any agreements or transactions of any kind with any third parties, and (iii) does not have any assets or liabilities in excess of the transaction costs and filing fees associated with New Mexico State Corporation Commission and filings concerning its formation this Merger and registrations and filings associated with its formation.

      6.6 Undisclosed Liabilities. Except as disclosed in Section 6.5 of this Agreement, the Merging Corporation has no liabilities or obligations, absolute or contingent, including without limitation, liabilities for federal, state, local or foreign taxes.

      6.7 Title to Properties. The Merging Corporation has good and marketable title to all of its properties and assets, real and personal, free and clear of all liens and encumbrances. The Merging Corporation has received no notice of violation of any law, regulation, ordinance, or other requirement relating to its business or operations or its owned or leased real or personal properties.

      6.8 Obligations; Litigation. The Merging Corporation has performed all material obligations required to be performed by it to date, and is not in default under any agreement, lease or other document to which it is a party, or under any law or order of any court or other governmental agency. There are no claims, actions, suits, or proceedings pending or threatened at law or in equity or before or by any federal, state, or other governmental agency with respect to the Merging Corporation. No party with whom the Merging Corporation has an agreement, lease or other arrangement is in default thereunder.

      6.9 Compliance With Laws. The business of the Merging Corporation has been conducted consistent with the material provisions of all applicable laws and regulations of federal, state, and local governments (including, without limitation, any applicable building, zoning, health, safety, or environmental ordinance or regulation). No improper gifts or illegal payments have been made or received on behalf of the Merging Corporation by any of its officers, directors, employees, or agents.

      6.10 Debt. The Merging Corporation has no obligations for the repayment of borrowed money whatsoever.

      6.11 Tax Matters. The Merging Corporation has filed all federal, state, local, and foreign tax returns required to be filed by it and has paid all federal, state, local, and foreign tax required to be paid. All taxes and governmental charges levied or assessed against the property or the business of the Merging Corporation have been paid.

      6.12 Labor Matters. The Merging Corporation is not a party to any collective bargaining agreement, and there is no pension or profit-sharing plan for the Merging Corporation's employees. The Merging Corporation has complied with all laws and regulations which relate to employee civil rights and equal employment opportunities and there are no presently pending or threatened labor problems which do or may in the future adversely affect the business, operations, or financial condition of the Merging Corporation.

      6.13 Completeness of Disclosure. Neither this agreement nor any certificate, exhibit, schedule, or other instrument furnished or to be furnished by the Merging Corporation to the Surviving Corporation pursuant to this Agreement, or in connection with the merger, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact which materially adversely affects or may, in the future, materially adversely affect the business, operations, or condition (financial or otherwise) of the Merging Corporation which has not been set forth in this agreement or in any Exhibit, certificate, or schedule furnished under this agreement.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION

      7.1 Organization. The Surviving Corporation is a corporation duly organized and existing in good standing under the laws of the state of Texas and has the corporate power to own its properties and to carry on its business as now conducted.

      7.2 Capitalization. All of the issued and outstanding shares of the Surviving Corporation are validly issued and outstanding, fully paid and nonassessable.

      7.3 Shares Issued in Merger. The shares of stock of the Surviving Corporation to be issued to the shareholders of the Merging Corporation in the merger shall be fully paid and nonassessable. However, the issuance of shares by the Surviving Corporation will not be registered under the Securities Act of 1933, as amended (Act), nor the securities law of any state, and the Certificate for the Shares shall bear a legend stating that the shares shall not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of without registration under the Act and any applicable state securities law or an opinion of counsel or other evidence satisfactory to counsel for the Corporation that an exemption from such registrations is available. The Surviving Corporation is under no obligation to register the shares or to assist shareholders of the Merging Corporation in complying with an exemption from registration.

      7.4 Valid and Binding Agreement. The execution and delivery of this agreement has been approved by the Board of Directors of the Surviving Corporation, and this agreement constitutes a valid and binding obligation of the Surviving Corporation in accordance with its terms. The execution and delivery of this agreement and the consummation thereof do not and will not violate any provision of any judicial or governmental decree, order, or judgement or conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Surviving Corporation, or any material agreement or instrument to which the Surviving Corporation is a party or by which it is bound.

      7.5 Litigation. Except as disclosed in that certain limited offering memorandum of Grand Enterprises, Inc, (the Surviving Corporation's predecessor) dated November 12, 1997, there are no claims, actions, suits, or proceedings pending or threatened at law or in equity or before or by any federal, state, or other governmental agency, which if adversely determined would have an adverse effect on the business, operations, or financial condition of the Surviving Corporation or would prevent or hinder the consummation of the merger.

      7.6 Completeness of Disclosure. Neither this agreement nor any certificate, exhibit, schedule, or other instrument furnished or to be furnished by the Surviving Corporation to the Merging Corporation pursuant to this agreement, or in connection with the merger contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein not misleading. There is no fact which materially adversely affects the business, operations, or condition (financial or otherwise) of the Surviving Corporation which has not been set forth in this agreement or in any exhibit, certificate, or schedule furnished under this agreement.

SECTION 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      All representations and warranties of the Merging Corporation and the Surviving Corporation shall be true and complete as of the closing and shall survive the closing.

SECTION 9. CONDUCT OF BUSINESS PENDING CLOSING

Pending the closing of the merger, the Merging Corporation shall not, without the prior written consent of the Surviving Corporation engage in any transactions or agreements, make any changes in its articles of incorporation or bylaws; issue, reclassify, or alter any shares of its outstanding or unissued capital stock; grant options, warrants, or other rights of any kind to purchase, or issuing any shares of their capital stock; purchasing, redeeming, or otherwise acquiring for a consideration any shares of their capital stock; declaring, paying, setting aside, or making any dividends or other distributions or payment in respect to their capital stock.

SECTION 10. CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGING CORPORATION

      The obligation of the Merging Corporation to consummate the merger is, at the option of the Merging Corporation, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

      10.1 Representations and Performance. The representations and warranties made under this agreement by the Surviving Corporation shall be true and correct in all material respects at the time of the closing, and the Surviving Corporation shall have performed and complied with all agreements, covenants, and conditions required of the Surviving Corporation by the closing under the terms of this agreement.

      10.2 Adverse Changes. There shall not have been any material adverse changes in the conditions, financial or otherwise, or business of the Surviving Corporation since the date hereof.

      10.3 Shareholder Approval. This agreement shall have been approved by the holders of a majority of the issued and outstanding shares of the stock of the Merging Corporation as required under the Business Corporation Act of the state of New Mexico.

      10.4 Dissenters' Rights. Prior to the approval of this agreement by the shareholders of the Merging Corporation, the Merging Corporation shall not have received written notice of intent to assert dissenters' rights and demand payment of fair value for shares by reason of this merger from the holders of more than five percent of the issued and outstanding shares of stock of the Merging Corporation.

      10.5 Opinion of Counsel for Surviving Corporation. The Merging Corporation shall receive an opinion, addressed to the Merging Corporation and the shareholders of the Merging Corporation, dated as of the date of the closing, of Surviving Corporation's Counsel, in form satisfactory to the Merging Corporation to the effect that:

      10.5.1 The Surviving Corporation and MSI are corporations duly organized, validly existing, and in good standing under the laws of the states of Texas and Delaware, respectively.

      10.5.2 The execution, delivery and performance of this agreement by the Surviving Corporation and MSI have been duly authorized by all requisite corporate action, and this agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Surviving Corporation and MSI in accordance with its terms.

      10.5.3 The shares of stock of MSI to be received by the shareholders of the Merging Corporation pursuant to this agreement have been validly authorized and issued and upon delivery will be fully paid and nonassessable.

      10.5.4 Except as may be specified in writing by such counsel, counsel does not know of any material default or any meritorious basis for any claim of such default of any litigation, proceeding, or governmental investigation which is pending or threatened against or relates to the Surviving Corporation or MSI, as the case may be, its property or business, or which seeks to restrain or obtain damages or other relief in connection with this agreement or the consummation of the merger.

SECTION 11. CONDITIONS TO OBLIGATIONS OF SURVIVING CORPORATION

      The obligation of the Surviving Corporation to consummate the merger is, at the option of the Surviving Corporation, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

      11.1 Representations and Performance. The representations and warranties made under this agreement by the Merging Corporation shall be true and correct in all material respects at the time of the closing, and the Merging Corporation shall have performed and complied with this agreement, covenants, and conditions required of the Merging Corporation by the closing under the terms of this agreement.

      11.2 Adverse Changes. There shall not have been any material adverse change in the conditions, financial or otherwise, or business of the Merging Corporation since the date hereof.

      11.3 Shareholder Approval. This agreement shall have been approved by the holders of a majority of the issued and outstanding shares of the stock of the Surviving Corporation as required under the Business Corporation Act of the state of Delaware.

      11.4 Dissenters' Rights. Prior to the approval of this agreement by the shareholders of the Surviving Corporation, the Surviving Corporation shall not have received written notice of intent to assert dissenters' rights and demand payment of fair value for shares by reason of this merger from the holders of more than five percent of the issued and outstanding shares of stock of the Surviving Corporation.

      11.5 Investment Representations. The shareholders of the Merging Corporation receiving stock of the Surviving Corporation in the merger shall execute and deliver to Surviving Corporation an investment representation certificate warranting and representing that the shareholder:

      11.5.1 Has sufficient knowledge and experience to evaluate the merits and risks of his or her investment in the shares of the Surviving Corporation.

      11.5.2 Has been provided with, or given reasonable access to, full and fair disclosure of all information material to his or her investment in the shares of the Surviving Corporation.

      11.5.3 Understands that no market is likely to exist for the shares of the Surviving Corporation and does not anticipate the need to sell the shares in the foreseeable future.

      11.5.4 Is acquiring the shares of the Surviving Corporation for the shareholder's own account for investment purposes only and not with a view to their distribution.

      11.5.5 Understands that the shares will not be registered under the Securities Act of 1933, as amended (Act), nor the securities law of any state, and accordingly these securities may not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of in the absence of registration or the availability of an exemption from registration under the Act and any applicable state securities law. The shareholder further understands that the Surviving Corporation is under no obligation to register the shares on behalf of the shareholder or to assist the shareholder in complying with an exemption from registration.

      11.5.6 Understands that the certificate for the shares of the Surviving Corporation will bear a legend that the shares shall not be offered, sold, pledged, hypothecated, or otherwise transferred or disposed of without registration under the Act and any applicable state securities law or an opinion of counsel or other evidence satisfactory to counsel for the Corporation that an exemption from such registrations is available.

      11.5.7 Is a resident of the state of New Mexico.

      11.6 Opinion of Counsel for Merging Corporation. The Surviving Corporation shall receive an opinion, addressed to the Surviving Corporation and dated as of the date of the closing, of Timothy L. Butler, Esq., in form satisfactory to the Surviving Corporation to the effect that:

      11.6.1 The Merging Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and has the corporate power to own its property and to conduct its business as then being conducted.

      11.6.2 The execution, delivery, and performance of this agreement by Merging Corporation have been duly authorized by all requisite corporate action, and this agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Merging Corporation in accordance with its terms.

      11.6.3 The authorized, issued, and outstanding capital stock of the Merging Corporation is correctly set forth and described in Section 6.2 of this agreement. All of the issued and outstanding shares of the Merging Corporation are duly authorized, validly issued and outstanding, fully paid, and nonassessable.

      11.6.4 The execution and delivery of this agreement and the consummation of the merger do not conflict with, or result in a breach of, or constitute a default under, the Articles of Incorporation or bylaws of the Merging Corporation, or any agreement or instrument, of which such counsel has knowledge and to which the Merging Corporation is a party or by which it is bound.

      11.6.5 Except as may be specified in writing by such counsel, counsel does not know of any material default or any meritorious basis for any claim of such default of any litigation, proceeding, or governmental investigation which is pending or threatened against or relates to the Merging Corporation, its property or business, or which seeks to restrain or obtain damages or other relief in connection with this agreement or the consummation of the merger.

      11.6.6 Condition to Obligations of Both Corporations. The obligations of the Merging Corporation and the Surviving Corporation to consummate the merger are, at the option of either party, subject to the condition that, at the time of the closing, no suit, action, or other proceeding is pending or threatened before any court or other governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger.

      11.6.7 Hockaday License Status. Except as may be specified in writing by such counsel, counsel does not know of any material default or any meritorious basis for any claim of such default or any litigation, proceeding, or governmental investigation which is pending or threatened against Merging Corporation or relates to the enforceability, validity or in any way adversely affects the status of that certain Exclusive Patent License between Merging Corporation and Robert G. Hockaday, dated January 11, 1998.

SECTION 12. EXPENSES

      The Surviving Corporation and the Merging Corporation shall each bear their own expenses, including legal and accounting fees, incurred in connection with this transaction.

SECTION 13. INTENT

      It is the intent of the parties that the transaction contemplated by this agreement shall constitute a merger under the Business Corporation Acts of the states of Texas and New Mexico and qualify as a tax-free corporate reorganization within the meaning of IRC Section 368(a)(1)(A).

SECTION 14. MISCELLANEOUS PROVISIONS

      14.1 Time of Essence. Time is of the essence of this agreement.

      14.2 Commissions. Each of the parties represents to the other that, to the best of the party's knowledge, no person has right to a fee, commission, or other payment for services in connection with the merger. Each of the parties shall indemnify the other and hold the other harmless from any claim for any such fee, commission, or other payment arising out of the actual or purported act or agreement of the party.

      14.3 Binding Effect. The provisions of this agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

      14.4 Notice. Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:


Merging Corporation:

Robert G. Hockaday, President
DKY, Inc.
3025 Arizona Ave.
Los Alamos, NM 87544

Surviving Corporation:

Marvin Maslow, Chairman
c/o Projectavision, Inc.
2 Penn Plaza Suite 640
New York, NY 10121

Bach & Associates
1 Rockefeller Plaza
New York, NY 10022
Attn: Scott Bach

Clifford Brandeis, Esq.
Zukerman, Gore & Brandeis
900 3rd Ave.
New York, NY 10009

All notices and other communications shall be deemed to be given at the expiration of three days after the date of mailing. The address of a party to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party.

      14.5 Litigation Expense. In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party or parties for all costs and expenses reasonably incurred by the nondefaulting party or parties in connection with the default, including without limitation attorney's fees. Additionally, in the event a suit or action is filed to enforce this agreement or with respect to this agreement, the prevailing party or parties shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney's fees at the trial level and on appeal.

      14.6 Waiver. No waiver of any provision of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      14.7 Applicable Law. This agreement shall be governed by and shall be construed in accordance with the laws of the state of New York without reference to conflict of laws and may be enforced in any court of competent jurisdiction, the parties expressly consenting to venue and personal jurisdiction of the federal and state courts within the States of New Mexico and New York.

      14.8 Condition Precedent to Performance. Notwithstanding any other term or condition of this Agreement: (1) the parties hereto acknowledge that their respective performance under this Agreement is expressly contingent upon the written notification from Tamarack Storage Devices, Inc. regarding the consummation of each of (i) the Limited Offering of Grand Enterprises, Inc. as set forth in the Limited Offering Memorandum related thereto dated November 12, 1997, and (ii) the Agreement and Plan of Reorganization among Grand Enterprises, Inc., Grand Subsidiary, Inc. and Tamarack Storage Devices, Inc..

      14.9 Entire Agreement. This agreement constitutes the entire agreement between the parties pertaining to its subject matter, and it supersedes all prior contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all parties.

      14.10 Counterparts. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

DATED: 1/11/98

/s/ Marvin Maslow
-------------------------------
Tamarack Storage Devices, Inc.
By Marvin Maslow, Chairman/CEO


/s/ Marvin Maslow
-------------------------------
Manhattan Scientifics, Inc.
By Marvin Maslow, Chairman/CEO


/s/ Robert G. Hockaday
-------------------------------
DKY, Inc.
By Robert Hockaday, President